As filed with the Securities and Exchange Commission on March 3, 2009

Registration No. 333-151890

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

TIGERLOGIC CORPORATION

(Exact name of Registrant as specified in its charter)

DELAWARE	94-3046892
(State of incorporation)	(I.R.S. Employer Identification Number)

25A Technology Drive

Irvine, CA 92618

(Address, including zip code, of Registrant’s principal executive offices)

TIGERLOGIC CORPORATION

1999 STOCK PLAN, AS AMENDED

(Full title of the plan)

Thomas Lim

TIGERLOGIC CORPORATION

25A Technology Drive

Irvine, CA 92618

(949) 442-4400

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

N. Anthony Jefferies, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Explanatory Statement

On February 25, 2009, TigerLogic Corporation terminated the TigerLogic Corporation 1999 Stock Plan, as amended (the “1999 Plan”) and adopted the TigerLogic Corporation 2009 Equity Incentive Plan (the “2009 Plan”). Effective immediately upon the filing of this Post-Effective Amendment No. 1 to Form S-8 Registration Statement (File No. 333-151890), all 787,569 shares that were previously reserved for issuance pursuant to the 1999 Plan and registered pursuant to the Form S-8 Registration Statement (File No. 333-151890) filed with the Securities and Exchange Commission on June 24, 2008, may now be issued pursuant to the 2009 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on March 3, 2009.

TIGERLOGIC CORPORATION

By:	/S/ THOMAS LIM
Thomas Lim Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ RICHARD W. KOE Richard W. Koe	Chairman of the Board and Interim Chief Executive Officer (Principal Executive Officer)	March 3, 2009

/S/ THOMAS LIM Thomas Lim	Chief Financial Officer (Principal Financial and Accounting Officer)	March 3, 2009

* Gerald F. Chew	Director	March 3, 2009

* Douglas G. Marshall	Director	March 3, 2009

* Philip D. Barrett	Director	March 3, 2009

*By:	/S/ THOMAS LIM
Thomas Lim, Attorney-In-Fact